UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2013

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03              Material Modification to Rights of Security Holders.

On June 11, 2013, Hospitality Properties Trust, or the Company, entered into an amendment to the Renewed Rights Agreement, dated as of May 15, 2007, or the Rights Agreement, between the Company and Wells Fargo Bank, National Association, or Wells Fargo, as rights agent.

The amendment accelerates the final expiration date of the Company’s common shares purchase rights issued under the Rights Agreement from May 15, 2017 to December 31, 2013.

A copy of the amendment is attached as Exhibit 4.1 to this report and is incorporated herein by reference.  A copy of the Rights Agreement as originally executed is attached as Exhibit 4.1 to the Current Report on Form 8-K of the Company filed on May 16, 2007 and is incorporated herein by reference.  The foregoing description of the amendment and the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the amendment and the Rights Agreement.

Wells Fargo and its affiliates have performed certain investment banking and advisory services and general banking and financing services for the Company from time to time, including as administrative agent and a lender under the Company’s credit facilities, for which they have received customary fees and expenses.  Wells Fargo and its affiliates may, from time to time in the future, engage in transactions with and perform services for the Company in the ordinary course of their business.

Item 8.01              Other Events.

On June 10, 2013, the Company issued a press release announcing that its Board of Trustees had determined to amend the Rights Agreement to accelerate the date of its termination to December 31, 2013. That press release also announced that the Company’s Board of Trustees had determined to recommend to the Company’s shareholders that the Company’s declaration of trust be amended to eliminate the existing requirement in the declaration of trust that the Company’s Trustees serve three year staggered terms and that the proposed amendment to the declaration of trust will be presented at the Company’s next annual shareholders’ meeting in the spring of 2014.  The press release further noted that, if this amendment is approved, the Company’s Trustees will thereafter be elected for one year terms. A copy of the press release is attached as Exhibit 99.1 to this report.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND THEY MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS THAT ARE BEYOND THE COMPANY’S CONTROL. FOR EXAMPLE:

•                  THIS REPORT STATES THAT THE COMPANY’S RIGHTS AGREEMENT WAS AMENDED TO ACCELERATE ITS EXPIRATION DATE TO DECEMBER 31, 2013.

UNDER APPLICABLE LAW, THE COMPANY’S BOARD OF TRUSTEES HAS THE POWER TO CREATE, AMEND, EXTEND OR TERMINATE A SHAREHOLDERS’ RIGHTS PLAN. ALTHOUGH THE COMPANY’S BOARD OF TRUSTEES HAS NO PRESENT INTENTION TO DO SO, IN THE FUTURE THE BOARD OF TRUSTEES MAY DECIDE TO EXTEND OR RE-INSTATE THE RIGHTS AGREEMENT BECAUSE OF CHANGED CIRCUMSTANCES.

•                  THIS REPORT STATES THAT THE COMPANY’S BOARD OF TRUSTEES HAS DETERMINED TO RECOMMEND TO SHAREHOLDERS THAT THE COMPANY’S DECLARATION OF TRUST BE AMENDED SO THAT TRUSTEES MAY BE ELECTED FOR ONE YEAR TERMS. THIS AMENDMENT MAY NOT BE APPROVED BY THE COMPANY’S SHAREHOLDERS. ALSO, IN CERTAIN CIRCUMSTANCES, THE BOARD OF TRUSTEES’ DETERMINATION MAY BE CHANGED OR APPLICABLE LAW OR NEW YORK STOCK EXCHANGE LISTING REQUIREMENTS MAY REQUIRE THAT TRUSTEES SERVE TERMS LONGER THAN ONE YEAR.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON THE COMPANY’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, THE COMPANY DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

4.1                               Amendment to Renewed Rights Agreement, dated as of June 11, 2013, between Hospitality Properties Trust and Wells Fargo Bank, National Association, as Rights Agent

99.1        Press Release, dated June 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

	By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Treasurer and Chief Financial Officer

Dated: June 11, 2013